EXHIBIT 10.1

SMITHFIELD FOODS, INC.

2005 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

1. Purpose.

The Smithfield Foods, Inc. 2005 Non-Employee Directors Stock Incentive Plan (the “Plan”) provides a mechanism for the Board of Directors of Smithfield Foods, Inc. to pay its non-employee directors in Smithfield Foods common stock. It also allows such directors to defer receipt of compensation until a future date, if desired. The Plan is intended to constitute a deferred compensation plan for Non-Employee Director’s fees and to meet the requirements of Section 409A of the Internal Revenue Code (“Code”).

2. Definitions.

As used in the Plan, the following terms have the meanings indicated:

(a) “Accounts” means the Deferred Stock Account and Fees Account collectively.

(b) “Annual Meeting” means the annual meeting of shareholders at which members of the Board are routinely elected.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the occurrence of any of the following events which is also a “change in control” for purposes of Code section 409A:

(i) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 20% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of Common Stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

(ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the

Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened contest relating to the election of the directors of the Company; or

(iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or of a complete liquidation or dissolution of the Company or of a sale or other disposition of all or substantially all of the assets of the Company; provided that, if any Code provision provides a specific definition of a change in control or similar term for purposes of taxation of deferred compensation, the event must also qualify as a change in control or similar term for purposes of the Code.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Nominating and Governance Committee of the Board of Directors of the Company.

(g) “Company” means Smithfield Foods, Inc., or any successor business by merger, purchase or otherwise that maintains the Plan.

(h) “Company Stock” means the common stock of Smithfield Foods, Inc. In the event of a change in the capital structure of the Company, the shares resulting from such a change shall be deemed to be the Company Stock (as provided in Section 14) within the meaning of the Plan.

(i) “Deferred Stock Grant” means an award of Stock Units made in accordance with Section 5.

(j) “Deferred Stock Account” means the bookkeeping account for the Deferred Stock Grants and any adjustments thereto.

(k) “Deemed Investments” has the meaning provided in Section 8(a).

(l) “Effective Date” means January 19, 2005, provided that the Plan receives shareholder approval.

(m) “Fair Market Value” means the closing price of a share of Company Stock, as reported in the Wall Street Journal, on a specified date.

(n) “Fees” means the cash retainer fees and meeting fees for a Non-Employee Director in connection with his or her service on the Board for any Plan Year.

(o) “Fees Account” means the bookkeeping account for any deferred Fees and any adjustments thereto.

(p) “Non-Employee Director” means a member of the Company’s Board who is not an employee of the Company or any subsidiary of the Company.

(q) “Non-Employee Director Deferral Plan” means the Smithfield Foods, Inc. Non-Employee Director Deferral Plan, effective September 1, 2004.

(r) “Plan Year” means a calendar year, provided that the first Plan Year shall be from the Effective Date until December 31, 2005.

(s) “Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 11.

(t) “Separation from Service” is intended to have the same meaning as this term is defined under Code section 409A and the regulations thereunder.

(u) “Stock Unit” means a hypothetical share of Company Stock. Each Stock Unit held in a Deferred Stock Account or Fees Account shall be deemed to have the same value, from time to time, as a share of Company Stock, provided that Stock Units shall not confer upon any Non-Employee Director any of the rights associated with Company Stock, including, without limitation, the right to vote or to receive distributions.

(v) “Trust” means a trust created for the purposes specified in Section 10.

3. Participation in the Plan.

(a) Deferred Stock Grant. At such times as approved by the Board, each Non-Employee Director shall receive a Deferred Stock Grant. The terms and conditions of the Deferred Stock Grants are provided in Section 5.

(b) Fees. For service during a Plan Year, a Non-Employee Director may elect to defer the receipt of Fees as provided in Section 6.

(c) Restricted Stock. The Board may authorize the issuance of Restricted Stock as provided in Section 11 as compensation to a Non-Employee Director as it determines appropriate, to the extent consistent with any legal or regulatory requirements.

4. Stock Reserved for the Plan.

The aggregate number of shares of Company Stock authorized for distribution to Non-Employee Directors under Section 3 is 300,000, subject to adjustment pursuant to Section 14.

5. Deferred Stock Grant.

The Deferred Stock Grant shall be made to Non-Employee Directors subject to the following provisions:

(a) The amount of any Deferred Stock Grant shall be the number of Stock Units determined by the Board from time to time. Initially, the Deferred Stock Grant shall be 1,000 Stock Units for each Non-Employee Director to be made immediately after each Annual Meeting. The Board may modify the amount or timing of a Deferred Stock Grant at any time and may establish a policy as to Deferred Stock Grants that may continue until changed by the Board.

(b) The Company shall credit the appropriate number of Stock Units resulting from the Deferred Stock Grant to the Director’s Deferred Stock Account.

(c) In addition to the Deferred Stock Grant to be made at the 2005 Annual Meeting, there shall be an initial Deferred Stock Grant as of the Effective Date of 1,000 Stock Units for each Non-Employee Director.

6. Fee Deferrals.

(a) A Non-Employee Director may elect to defer the payment of 25%, 50%, 75% or 100% of the Fees that would otherwise be payable in cash by completing a deferral election. A deferral election must specify the applicable percentage of Fees that the Non-Employee Director wishes to defer. A deferral election shall pertain to all Fees payable in cash during a Plan Year.

(b) A deferral election must be in writing and be delivered to the Company prior to the start of the Plan Year to which it pertains, provided that a deferral election made under the Non-Employee Director Deferral Plan with respect to the Plan Year ending December 31, 2005 shall be assumed by this Plan pursuant to Section 12. A deferral election shall be irrevocable and may not be amended with respect to the Plan Year to which it pertains. A deferral election may be made for a single Plan Year or may be made applicable to all future Plan Years until revoked. Any revocation or amendment of a deferral election shall be effective as of the first day of the next Plan Year after the revocation or amendment is made.

(c) All amounts deferred under the Plan shall be held as Stock Units. With respect to all amounts for which a deferral election is made, the Company shall transfer to the deferred amount to the Non-Employee Director’s Fees Account in the Trust when the Fees otherwise would have been payable to the Non-Employee Director. The number of Stock Units shall be determined by dividing the amount of the deferred Fees by the Fair Market Value of a share of Company Stock on the day prior to the date on which payment of the Fee would have been made.

7. Stock Unit Accounting.

(a) All Stock Units credited to a Non-Employee Director’s Deferred Stock Account or Fees Account shall be credited with hypothetical cash dividends equal to the cash dividends that are declared and paid on Company Stock. On each record date, the Company shall determine the amount of cash dividends to be paid per share of Company Stock. On the payment date of such dividend, the Company shall credit an equal amount of hypothetical cash dividends to each Stock Unit. The hypothetical cash dividends shall be converted into Stock Units by dividing the hypothetical cash dividends by the Fair Market Value of Company Stock for the last trading day preceding the day on which the Company pays dividends on its Common Stock. Hypothetical cash dividends shall continue to be credited to Stock Units and shall be converted into additional Stock Units as described in this subsection until all of the Stock Units have been distributed. The provisions of this subsection shall also apply to any distribution of Company Stock other than cash dividends or stock dividends, the market value of any such distributions to be determined by the Board.

(b) Stock Units may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered.

8. Investment Diversification After Separation of Service.

(a) While a Non-Employee Director is a member of the Board, all of a Non-Employee Director’s benefits under the Plan will be maintained in Stock Units. After Separation from Service, a Non-Employee Director may elect to transfer all or any part of his or her Stock Units into one or more deemed investments (“Deemed Investments”). A Non-Employee Director may also elect to transfer amounts from a Deemed Investment to Stock Units. Amounts transferred from Stock Units shall be credited to the Deemed Investment and vice versa for a Non-Employee Director as of the day that the transfer election is received. The transfer between Stock Units and Deemed Investments may be subject to such restrictions, including prior approval for securities law compliance, as determined appropriate by the Committee.

(b) The Committee shall determine the number and type of Deemed Investments that will be available under the Plan in any Plan Year. At its sole discretion, the Committee may change the number and type of Deemed Investments at any time and may establish procedures for the transition between Deemed Investments.

(c) Each Non-Employee Director shall submit an investment election to govern any Deemed Investment in the Non-Employee Director’s Accounts. The Non-Employee Director shall specify on the investment election the percentage of the total amount in the Non-Employee Director’s Accounts to be allocated among each of the available Deemed Investments.

(d) Once allocated among the Deemed Investments in accordance with the Non-Employee Director’s investment election, the Deemed Investments shall be charged and credited as the case may be with net earnings, gains (including dividends and capital gains), losses, and expenses, as well as any appreciation or depreciation in market value during each Plan Year for the Deemed Investments. The Committee may charge or credit such earnings, gains, losses, appreciation, and depreciation based on the actual investment performance of assets that have been deposited in the Trust.

(e) Pursuant to procedures established by the Committee uniformly applied, a Non-Employee Director may elect to reallocate among the available Deemed Investments and Stock Units at least once in each Plan Year by submitting a new investment election.

9. Distribution of Accounts.

(a) A Non-Employee Director may elect the timing of distributions from the Non-Employee Director’s Accounts. Distributions from a Non-Employee Director’s Accounts shall commence at one of the following specified events elected by the Non-Employee Director:

(i) the Non-Employee Director’s Separation from Service for any reason (including resignation or death); or

(ii) a specified number of years between one year and five years after the Non-Employee Director’s Separation from Service.

In addition, a Non-Employee Director may make a separate election for distributions to commence at a Change in Control.

(b) If a Non-Employee Director does not make an election under subsection (a)(ii), distribution of the Accounts shall commence at Separation from Service. Prior to Separation from Service, a Non-Employee Director who has previously elected commencement at Separation from Service (or made no previous election) may make one subsequent election. The subsequent election must be submitted at least twelve months prior to Separation from Service and shall take effect twelve months after the date on which it is submitted. The subsequent distribution election must elect the specified time under subsection (a)(ii) as five years after Separation from Service. The Committee may establish additional procedures, conditions, and limitations relating to the submission of a subsequent election.

(c) A Non-Employee Director’s Accounts shall be distributed in a single lump sum payment, unless the Non-Employee Director elects to receive a distribution in annual installments of at least two and not more than 10 years.

(d) Payment of Stock Units shall be made in whole shares of Company Stock equal to the number of whole Stock Units. Payment for fractional shares shall be made in cash.

(e) Payment of Deemed Investments shall be made in cash.

10. Trust.

(a) The Company may issue or contribute shares of Company Stock to a Trust equal to the number of Stock Units held in the Accounts of all Non-Employee Directors. The Company may also contribute to the Trust a cash amount equal to any Fees Accounts. The trustee may invest or reinvest assets contributed to the Trust to reflect the Deemed Investments selected by the Non-Employee Directors and to fund distributions.

(b) The Trust shall secure the Company’s obligation to pay shares of Company Stock or cash to the Non-Employee Director. The Trust and its assets shall remain subject to the claims of the Company’s creditors. Any interest that the Non-Employee Director may be deemed to have in the Trust may not be sold, hypothecated or transferred (including, without limitation, transfer by gift), except by will or the laws of descent and distribution. Shares issued to the Trust shall be issued in the name of the trustee and the trustee shall maintain a separate account for each Non-Employee Director. The trustee shall invest all cash dividends on Company Stock in additional shares of Company Stock to be held in the separate account of the Non-Employee Director. The Non-Employee Director shall have the right to direct the trustee as to the voting of the number of shares of Company Stock equal to the aggregate number of Stock Units in the Non-Employee Director’s Deferred Stock Account and Fees Account.

11. Restricted Stock.

(a) The Plan also permits the award of Restricted Stock to Non-Employee Directors. The Board has the power and complete discretion to select Non-Employee Directors to receive such awards, and, under provisions consistent with this Section 11, to determine the terms and conditions, the nature of the award and the number of shares to be allocated as part of each award for each Non-Employee Director.

(b) The Board shall establish as to each award of Restricted Stock, the terms and conditions upon which the restrictions shall lapse. Restrictions conditioned on continued service and the passage of time shall not expire less than three years from the date of grant of the Restricted Stock, except in the case of disability, death or the occurrence of a Change in Control. No share of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the restricted stock agreement have lapsed. Whenever the Board deems it appropriate to grant Restricted Stock to a Non-Employee Director, notice shall be given to the Non-Employee Director stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice shall become a grant agreement between the Company and the Non-Employee Director. Upon the award of Restricted Stock, the Non-Employee Director shall have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall be held by the Company until the restrictions lapse and the Non-Employee Director shall provide the Company with appropriate stock powers endorsed in blank.

12. Non-Employee Director Deferral Plan.

Upon approval by shareholders, this Plan shall assume all obligations and elections under the Non-Employee Director Deferral Plan. This Plan shall honor all prior deferral elections and shall be liable for all balances in the Non-Employee Director Deferral Plan. Upon assumption of its obligations by this Plan, the Non-Employee Director Deferral Plan shall be deemed merged into this Plan and no shares of Company Stock will be issuable under the Non-Employee Director Deferral Plan.

13. No Acceleration of Benefits.

Notwithstanding any other provision in this Plan to the contrary, the time or schedule for any payment of the Fees Account or the Deferred Stock Account under this Plan shall not be accelerated under any circumstances.

14. Effect of Stock Dividends and Other Changes to Company Stock.

In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock, the number and kind of shares of Company Stock to be subject to the Plan and the maximum number of shares which are authorized for distribution under the Plan shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

15. Interpretation and Administration of the Plan.

The Board shall administer, construe and interpret the Plan. Any decision of the Board with respect to the Plan shall be final, conclusive and binding upon all Non-Employee Directors. The Board may act by a majority of its members. The Board may authorize any member of the Board or any officer of the Company to execute and deliver documents on behalf of the Board. The Board may consult with counsel, who may be counsel to the Company, and shall not incur any liability for action taken in good faith in reliance upon the advice of counsel. The Corporate Secretary of the Company shall be authorized to take or cause to be taken such actions of a ministerial nature as necessary to effectuate the intent and purposes of the Plan, including issuing Company Stock for the Plan, maintaining records of the Non-Employee Directors Accounts, and arranging for distributions of such Accounts in accordance with this Plan document. The Board shall interpret this Plan for all purposes in accordance with Code section 409A and the regulations thereunder.

16. Term of the Plan.

The Plan shall become effective as of the Effective Date, subject to shareholder approval. The Plan shall continue until January 19, 2015 unless earlier terminated at any time by action of the Board or until there are no remaining shares available for the Plan under Section 4. Any termination of the Plan by the Board shall not alter or impair any of the rights or obligations for any benefit previously deferred under the Plan.

17. Amendment of the Plan.

The Board may suspend or terminate the Plan or revise or amend the Plan in any respect; provided, any amendment or termination of the Plan shall not adversely affect a Non-Employee Director with respect to any benefit previously deferred under the Plan.

18. Rights Under the Plan.

The Plan shall not constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain any person as a director for any period of time.

19. Beneficiary.

A Non-Employee Director may designate in writing delivered to the Company’s Corporate Secretary, one or more beneficiaries (which may include a trust) to receive any distributions under the Plan after the death of the Non-Employee Director. If a Non-Employee Director fails to designate a beneficiary, or no designated beneficiary survives the Non-Employee Director, any payments to be made with respect to the Non-Employee Director after death shall be made to the personal representative of the Non-Employee Director’s estate.

20. Notice.

All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Corporate Secretary; (b) if to any Non-Employee Director - at the last address of the Non-Employee Director known to the sender at the time the notice or other communication is sent.

21. Construction.

The Plan shall be construed and enforced according to the laws of the Commonwealth of Virginia. Headings and captions are for convenience only and have no substantive meaning. Reference to one gender includes the other, and references to the singular and plural include each other.